Exhibit 99.1

NEWS RELEASE

CONTACTS: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206

Joele Frank, Wilkinson Brimmer Katcher Andy Brimmer / Jamie Moser 212-355-4449

FOR IMMEDIATE RELEASE

CONMED Corporation Confirms Receipt of Notice of Intent to Nominate
Candidates from Voce Capital Management

CONMED Postpones Record Date for 2014 Annual Meeting of Shareholders

UTICA, New York, March 14, 2014 – CONMED Corporation (NASDAQ: CNMD) today confirmed receipt of notice from Voce Capital Management LLC (“Voce”) of its intention to nominate James W. Green, Alan L. Kaganov, Joshua H. Levine, Jeffrey M. Nugent, and J. Daniel Plants to stand for election to the Company’s Board of Directors at the 2014 Annual Meeting of Shareholders. CONMED shareholders are not required to take any action at this time.

CONMED has determined to postpone the record date for its 2014 Annual Meeting of Shareholders and expects that the new record date will be announced in a future press release.  Further details regarding the 2014 Annual Meeting of Shareholders, including the date, which is expected to be no later than July 31, 2014, will be included in the Company’s preliminary proxy statement, which will be mailed to shareholders of record in advance of the meeting.

CONMED will present its formal recommendation regarding director nominations in its definitive proxy statement to be filed with the Securities and Exchange Commission and will provide shareholders with proxy materials, including a proxy card, in connection with the 2014 Annual Meeting of Shareholders in due course.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2014 annual meeting of stockholders. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2014 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.conmed.com in the “Investors” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Company’s 2014 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Company’s 2014 annual meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders and the other relevant documents to be filed with the SEC. Information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 24, 2014, and the Company’s definitive proxy statement for the 2013 annual meeting of stockholders, which was filed with the SEC on April 10, 2013. To the extent holdings of the Company’s securities have changed since the amounts contained in the Company’s 2013 proxy statement, such changes have been reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.